Exhibit 4(i).1

SAFEWAY INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

DATED AS OF MAY 22, 2003

This FIRST AMENDMENT TO CREDIT AGREEMENT dated as of May 22, 2003 (this “First Amendment”), is by and among Safeway Inc. (“Safeway”) and Canada Safeway Limited (“Canada Safeway” and together with Safeway, the “Borrowers”), the financial institutions named on the signature pages hereof (the “Lenders”), Deutsche Bank Securities Inc. (formerly, Deutsche Banc Alex. Brown Inc.) (“DBSI”) and J.P. Morgan Securities Inc. (“JPMSI”, and together with DBSI, as Joint Lead Arrangers and Joint Bookrunners, the “Arrangers”), Deutsche Bank AG New York Branch (“Deutsche Bank”), as Administrative Agent (the “Administrative Agent”), and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), Bank of America, NA and US Bank National Association, as Co-Syndication Agents. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement dated as of May 24, 2001 (as amended, the “Credit Agreement), by and among the Borrowers, the financial institutions named on the signature pages thereof (the “Lenders”), DBSI and JPMSI, as Co-Arrangers, The Bank of Nova Scotia (succeeded by Deutsche Bank in such capacity), as Administrative Agent, Deutsche Bank, JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), Bank of America, NA and Citicorp USA, Inc., as Co-Syndication Agents, US Bank National Association, as the Documentation Agent and the Agents listed therein.

WHEREAS, the existing Tranche B Revolving Termination Date is May 22, 2003;

WHEREAS, pursuant to Section 2.8 of the Credit Agreement, the Borrowers and the Tranche B Domestic Lenders and Tranche B Canadian Lenders party hereto desire to extend the Tranche B Revolving Termination Date for an additional 364 days to May 20, 2004;

WHEREAS, the Consenting Tranche B Lenders and New Tranche B Lenders have agreed to make the Tranche B Domestic Loans and/or Tranche B Canadian Loans, as the case may be, equal to their respective Tranche B Domestic Commitments and/or Tranche B Canadian Commitments, as the case may be, reflected on Schedule 2.1 attached hereto; and

WHEREAS, the Borrowers and the Requisite Lenders desire to amend the mechanics for borrowing Tranche A Domestic Base Rate Loans, Tranche A Canadian Base Rate Loans, Tranche B Domestic Base Rate Loans, Tranche B Canadian Base Rate Loans, Tranche A Canadian Prime Rate Loans and Tranche B Canadian Prime Rate Loans and to make certain other modifications as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the terms and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.

DEFINITIONS.

A. First Amendment Defined Terms. As used herein, the following terms shall have the following meanings:

“Consenting Tranche B Lender” means Tranche B Domestic Lender and/or Tranche B Canadian Lender party to the Credit Agreement prior to the date hereof that consents to make the Tranche B Domestic Commitment and/or the Tranche B Canadian Commitment listed across from its name on Schedule 2.1 attached hereto.

“Declining Tranche B Lender” means Tranche B Domestic Lender and/or Tranche B Canadian Lender party to the Credit Agreement prior to the date hereof that does not appear as either a Tranche B Domestic Lender or Tranche B Canadian Lender on Schedule 2.1 attached hereto.

“First Amendment Effective Date” has the meaning set forth in Section 9 hereof.

“New Tranche B Lender” means a Tranche B Domestic Lender and Tranche B Canadian Lender that was not party to the Credit Agreement prior to the date hereof that agrees to make the Tranche B Domestic Commitments and/or the Tranche B Canadian Commitments listed across from its name on Schedule 2.1 attached hereto.

“Reducing Tranche B Lender” means a Consenting Tranche B Lender in respect of which its Tranche B Domestic Commitments and/or Tranche B Canadian Commitments shall be reduced by the transactions contemplated hereby.

B. Amended Definitions. The definitions of the following defined terms in Section 1.1 of the Credit Agreement are hereby amended by deleting such definitions in their entirety and substituting the following definitions therefor:

“Canadian Base Rate” means as at any date, with respect to any Canadian Loan denominated in Dollars that is to be or has been advanced to Canada Safeway in Canada, the variable rate of interest per annum equal to the greater of (a) the rate which Bank of Montreal announces from time to time as its base lending rate per annum with respect to loans denominated in Dollars advanced to Canadian customers in Canada, as in effect from time to time and (b) the aggregate of (i) the Federal Funds Effective Rate per annum for such day and (ii)  3/8 of 1% per annum. As to any loan, the Canadian Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer for loans denominated in Dollars. Bank of Montreal may make commercial loans or other loans denominated in Dollars at rates of interest at, above or below the Canadian Base Rate.

“Canadian Funding and Payment Office” means the office of the Administrative Agent located at Deutsche Bank AG, Canada Branch, 222 Bay Street, Suite 1100, P.O. Box 64, Toronto, Ontario M5K 1E7, Canada, or such other location in Canada as may from time to time be designated in writing by Administrative Agent.

“Canadian Loan Pricing Reference Banks” means Scotiabank, CIBC and Bank of Montreal.

“Canadian Prime Rate” means with respect to any Canadian Loan denominated in Canadian Dollars that is to be or has been advanced to Canada Safeway in Canada as of any date, the greater of (a) the variable rate announced by Bank of Montreal from time to time as its prime lending rate per annum for Canadian Dollar loans made by Bank of Montreal, as in effect on such date and (b) the sum of (i) the rate per annum for Canadian Dollar bankers’ acceptances having a term of 30 days for Bank of Montreal as of 10:00 A.M. (Toronto time) on such date, and (ii)  3/8 of 1% per annum. As to any loan, the Canadian Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bank of Montreal may make commercial loans or other loans at rates of interest at, above or below the Canadian Prime Rate.

“Domestic Funding and Payment Office” means the office of the Administrative Agent located at Deutsche Bank AG, New York Branch, 31 West 52nd Street, New York, NY 10019-6160, or such other location in the United States of America as may from time to time be designated in writing by the Administrative Agent.

“Schedule I Reference Banks” means Scotiabank, CIBC and Bank of Montreal.

SECTION 2.

EXTENSION OF TRANCHE B REVOLVING TERMINATION DATE.

Pursuant to subsection 2.8 of the Credit Agreement and this First Amendment, each Tranche B Domestic Lender and Tranche B Canadian Lender by execution of a counterpart hereof agrees that the Tranche B Revolving Termination Date (which date is currently May 22, 2003) is hereby extended for an additional 364 days to May 20, 2004.

SECTION 3.

COMMITMENTS.

A. Amendment of Tranche B Domestic Lenders and Tranche B Canadian Lenders. Subject to the terms and conditions of the Credit Agreement (including, without limitation subsection 2.1A(iii) and 2.1A(iv) thereof, as the case may be), each Consenting Tranche B Lender and New Tranche B Lender listed on Schedule 2.1 annexed hereto severally agrees to lend the relevant Borrower or Borrowers from time to time during the period from the First Amendment Effective Date to the Tranche B Revolving Termination Date as

extended hereby an aggregate amount, not exceeding such Consenting Tranche B Lender’s and New Tranche B Lender’s Tranche B Domestic Pro Rata Share and/or Tranche B Canadian Pro Rata Share, as applicable, of the aggregate amount of the Tranche B Domestic Commitments of $1,112,500,000 and/or Tranche B Canadian Commitments of $75,000,000. The portion of Schedule 2.1 of the Credit Agreement relating to the Tranche B Domestic Commitments of Domestic Lenders and the Tranche B Canadian Commitments of Canadian Lenders is hereby amended and restated in the form attached hereto as Schedule 2.1.

In addition, each New Tranche B Lender further agrees to assume the obligations of a Tranche B Domestic Lender and/or a Tranche B Canadian Lender, as applicable, pursuant to the terms of the Credit Agreement as amended by this First Amendment, together with all of the rights and obligations of a Tranche B Domestic Lender and/or Tranche B Canadian Lender, as applicable, under the Loan Documents.

B. Adjustment of Outstanding Loans and Acceptance. To the extent that any Tranche B Domestic Loans and/or Tranche B Canadian Loans are or will be outstanding as of the current Tranche B Revolving Termination Date before giving effect to this First Amendment (the “Termination Date”), Deutsche Bank, as Administrative Agent, will notify each Tranche B Domestic Lender and Tranche B Canadian Lender, as the case may be, not later than the Business Day prior to the Termination Date of the amount, if any, that it will be required to advance, such that after giving effect to such advances and disbursements, the outstanding Tranche B Domestic Loans and Tranche B Canadian Loans of each Consenting Tranche B Lender and New Tranche B Lender will correspond with its respective Tranche B Domestic Pro Rata Share and/or Tranche B Canadian Pro Rata Share, as the case may be. Each such Lender shall make the amount of its advance available to the Administrative Agent in same day funds and the applicable currency (whether Dollars or Canadian Dollars), at the Domestic Funding and Payment Office and/or the Canadian Funding and Payment Office, as applicable, in either case not later than 1:00 p.m. (Toronto time) on the Termination Date. The proceeds of such advances shall be immediately delivered to the Declining Tranche B Lenders and the Reducing Tranche B Lenders (and not to any Borrower) and applied to repay any outstanding Loans of the Declining Tranche B Lenders and such portion of any outstanding Loans of the Reducing Tranche B Lenders such that its outstanding Tranche B Domestic Loans and/or Tranche B Canadian Loans, as the case may be, correspond with its Tranche B Domestic Pro Rata Share and/or Tranche B Canadian Pro Rata Share, as the case may be, after giving effect to this First Amendment.

The Borrowers authorize the Administrative Agent to charge their respective accounts with the Administrative Agent (in each case up to the amount available in each such account) in order to immediately pay the Declining Tranche B Lenders and Reducing Tranche B Lenders, as the case may be, to the extent amounts received from the Consenting Tranche B Lenders and New Tranche B Lenders are not sufficient to repay in full the amount of any outstanding Tranche B Domestic Loans and/or Tranche B Canadian Loans of a Declining Tranche B Lender and/or Reducing Tranche B Lender.

The Borrowers shall pay any amounts due under subsection 2.6 and subsection 4.10 of the Credit Agreement as a result of any adjustment pursuant to this Section 3.B.

SECTION 4.

BASE RATE LOAN AND PRIME RATE LOAN

BORROWING MECHANICS.

A. Amendment to Section 2.1B(i) of Credit Agreement. Section 2.1B(i) of the Credit Agreement is hereby amended by deleting the third sentence thereof in its entirety and substituting the following therefor:

“Whenever Company desires that Domestic Lenders make Tranche A Domestic Loans or that Swing Line Lender make Tranche A Domestic Swing Line Loans, it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 noon (New York time) at least three Business Days in advance of the proposed Funding Date in the case of a Tranche A Domestic Eurodollar Rate Loan, on the proposed Funding Date in the case of a Tranche A Domestic Base Rate Loan or a Swing Line Loan or such advance notice, including same day notice, as may be agreed between Company and Domestic Lender in the case of a Negotiated Rate Loan.”

B. Amendment to Section 2.1B(ii) of Credit Agreement. Section 2.1B(ii) of the Credit Agreement is hereby amended by deleting the third sentence thereof in its entirety and substituting the following therefor:

“Whenever Company or Canada Safeway desires that Canadian Lenders make Tranche A Canadian Loans or that Swing Line Lenders make Tranche A Canadian Swing Line Loans, it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 noon (New York time) at least ten Business Days in advance of the proposed Funding Date in the case of any Canadian/U.S. Loan, at least three Business Days in advance of the proposed Funding Date in the case of a Tranche A Canadian Eurodollar Rate Loan, or on the proposed Funding Date in the case of a Tranche A Canadian Base Rate Loan, Tranche A Canadian Prime Rate Loan or Tranche A Canadian Swing Line Loan.”

C. Amendment to Section 2.1B(iii) of Credit Agreement. Section 2.1B(iii) of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety and substituting the following therefor:

“Whenever Company desires that Domestic Lenders make Tranche B Domestic Loans, it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 noon (New York time) at least three Business Days in advance of the proposed Funding Date in the case of a Tranche B Domestic Eurodollar Rate Loan or on the proposed Funding Date in the case of a Tranche B Domestic Base Rate Loan.”

D. Amendment to Section 2.1B(iv) of Credit Agreement. Section 2.1B(iv) of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety and substituting the following therefor:

“Whenever Company or Canada Safeway desires that Canadian Lenders make Tranche B Canadian Loans, it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 noon (New York time) at least ten Business Days in advance of the proposed Funding Date in the case of any Canadian/U.S. Loan, at least three Business Days in advance of the proposed Funding Date in the case of a Tranche B Canadian Eurodollar Rate Loan, or on the proposed Funding Date in the case of a Tranche B Canadian Base Rate Loan or a Tranche B Canadian Prime Rate Loan.”

E. Amendment to Section 2.1C(i) of Credit Agreement. Section 2.1C(i) of the Credit Agreement is hereby amended by deleting the final sentence thereof in its entirety and substituting the following therefor:

“Each Domestic Lender shall make the amount of its Loan available to Administrative Agent, in Dollars and same day funds, at the Domestic Funding and Payment Office not later than 12:00 noon (or in the case of Tranche A Domestic Base Rate Loans, Tranche A Canadian Base Rate Loans, Tranche B Domestic Base Rate Loans, Tranche B Canadian Base Rate Loans, Tranche A Canadian Prime Rate Loans or Tranche B Canadian Prime Rate Loans, 2:00 p.m.) (New York time) on the applicable Funding Date.”

SECTION 5.

AVERAGE EFFECTIVE DISCOUNT RATE DETERMINATION.

A. Amendment to Section 4.6 of Credit Agreement. Section 4.6 of the Credit Agreement is hereby amended by deleting the second paragraph thereof in its entirety and substituting the following therefor:

“Administrative Agent shall give prompt notice to Borrowers and Canadian Lenders of each Average Effective Discount Rate determined by Administrative Agent for an applicable Drawing Date and the applicable discount rates, if any, furnished by each Schedule I Reference Bank or each Schedule II Reference Bank, as applicable, for determining any applicable Average Effective Discount Rate.”

SECTION 6.

ASSIGNMENTS.

A. Amendment to Section 13.1B(i) of Credit Agreement. Section 13.1B(i) of the Credit Agreement is hereby amended by deleting “$3,000” from the initial clause of the first sentence of the third paragraph thereof and substituting “$3,500” therefor.

SECTION 7.

CONFIDENTIALITY.

A. Amendment to Section 13.19 of the Credit Agreement. Section 13.19 of the Credit Agreement is hereby amended by adding after the last sentence thereof the following:

“Notwithstanding anything herein or elsewhere to the contrary, any party hereto (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure (as defined in Treasury Regulations §§ 1.6011-4(c)(8) and (9)) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure.”

SECTION 8.

REPRESENTATIONS AND WARRANTIES.

In order to induce Lenders to enter into this First Amendment and to amend the Credit Agreement in the manner provided herein, Borrowers represent and warrant to each Lender as of the date hereof, as of the First Amendment Effective Date that the following statements are true, correct and complete:

A. Corporate Power and Authority. Borrowers have all requisite corporate power and authority to enter into this First Amendment and to carry out the transactions contemplated by the Credit Agreement.

B. Authorization of Agreements. The execution and delivery of this First Amendment and the performance of the Credit Agreement have been duly authorized by all necessary corporate action on the part of the Borrowers.

C. No Conflict. The execution and delivery by Borrowers of this First Amendment and the performance by Borrowers of the Credit Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrowers, the Certificate or Articles of Incorporation or Bylaws of Borrowers or any order, judgment or decree of any court or other agency of government binding on Borrowers, (ii) conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrowers, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrowers (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrowers, except for such approvals or consents which will be obtained on or before the First Amendment Effective Date and disclosed in writing to Lenders.

D. Governmental Consents. The execution and delivery by Borrowers of this First Amendment and the performance by Borrowers of the Credit Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any United States or Canadian federal, state or other governmental authority or regulatory body.

E. Binding Obligation. This First Amendment has been duly executed and delivered by Borrowers and, when executed and delivered, this First Amendment and the Credit Agreement will be the legally valid and binding obligations of Borrowers, enforceable against Borrowers in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 7 of the Credit Agreement are and will be true, correct and complete in all material respects to the same extent as though made on and as of the First Amendment Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this First Amendment that would constitute an Event of Default or a Potential Event of Default.

SECTION 9.

CONDITIONS TO EFFECTIVENESS.

This First Amendment shall become effective as of May 22, 2003, and only upon the satisfaction of all of the following conditions precedent, in form and substance satisfactory to the Arrangers (the “First Amendment Effective Date”):

(i) On or before the First Amendment Effective Date, the Borrowers shall have delivered to the Arrangers resolutions of the Board of Directors of each Borrower authorizing and approving the execution, delivery and performance of this First Amendment, in each case certified by the corporate secretary or an assistant secretary of such Borrower, as the case may be, as of the First Amendment Effective Date;

(ii) On or before the First Amendment Effective Date, the Borrowers shall have delivered to the Arrangers a certificate of the corporate secretary or an assistant secretary of each Borrower which shall certify, as of the First Amendment Effective Date, the names and offices of the officers of each Borrower authorized to sign this First Amendment;

(iii) On or before the First Amendment Effective Date, the Borrowers shall have delivered to the Arrangers a counterpart hereof executed by a duly authorized officer of each Borrower, Requisite Lenders, each Tranche B Domestic Lender party hereto and each Tranche B Canadian Lender party hereto;

(iv) On or before the First Amendment Effective Date, each of Safeway and Canada Safeway shall have paid to the Administrative Agent for distribution to each Consenting Tranche B Lender and New Tranche B Lender an upfront fee in respect of its allocated share of Tranche B Domestic Commitments and/or Tranche B Canadian Commitments, as applicable, in an amount that has been separately agreed to by the parties.

SECTION 10.

LIMITATION OF AMENDMENTS.

Without limiting the generality of the provisions of subsection 13.6 of the Credit Agreement, the consent and the amendments set forth above shall be limited precisely by their terms, shall not have any force or effect with respect to any other matter except as expressly provided above, and nothing in this First Amendment shall be deemed to:

(i) constitute a waiver or modification of any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

(ii) prejudice any right or remedy that Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this First Amendment) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein;

provided, however, that this First Amendment shall be deemed to amend, modify and waive any provision of Section 2.8 of the Credit Agreement setting forth the procedures for extending the Tranche B Revolving Termination Date to the extent that this First Amendment is inconsistent therewith.

Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

SECTION 11.

MISCELLANEOUS.

A. Reference To and Effect on the Credit Agreement and the Loan Documents.

(i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this First Amendment.

(ii) Except as specifically amended by this First Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this First Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B. Fees and Expenses. Borrowers acknowledge that all costs, fees and expenses as described in subsection 13.2 of the Credit Agreement incurred by the Administrative Agent and its counsel with respect to this First Amendment and the documents and transactions contemplated hereby shall be for the account of Borrowers.

C. Headings. Section and subsection headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose or be given any substantive effect.

D. Applicable Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E. Counterparts; Effectiveness. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This First Amendment shall become effective upon the execution of a counterpart hereof by Borrowers, Tranche B Domestic Lenders, Tranche B Canadian Lenders, Requisite Lenders and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.